INDEPENDENT AUDITORS' CONSENT

We consent to the reference to our firm under the caption "Financial Highlighs" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 33-87488, dated December 22, 1995, of Cranbrook Funds of our report dated December 1, 1995, included in the Annual report to Shareholders of Cranbrook Funds.



                             /S/ ERNST & YOUNG LLP


Detroit, Michigan
December 20, 1995